Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS SECOND QUARTER 2025 RESULTS

RECORD NEW HOMES DELIVERIES OF 1,042, UP 5.6% YOY
HOME CLOSINGS REVENUE OF $547M
HOMEBUILDING GROSS MARGINS OF 30.4%
DILUTED EPS OF $1.85
NET NEW HOME ORDERS OF 908, UP 6.2% YOY, RECORD FOR ANY SECOND QUARTER
DEBT TO TOTAL CAPITAL OF 14.4%; NET DEBT TO TOTAL CAPITAL OF 9.4%

PLANO, Texas, July 30, 2025 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”), today reported results for its second quarter ended June 30, 2025.

“Our performance remained resilient despite a softer housing market, and underscores the strength of our land acquisition and self-development strategy. Second quarter net income attributable to Green Brick was $82 million or $1.85 per diluted share,” said Jim Brickman, CEO “New homes delivered increased 5.6% year-over-year to 1,042 units, a record for any second quarter. The growth in deliveries was offset by a lower average sales price primarily as a result of increased discounts and incentives. As a result, home closings revenue of $547 million in the second quarter was roughly in line with the same period last year. Approximately 80% of home closings revenue was once again generated from infill and infill-adjacent locations. Homebuilding gross margins of 30.4% decreased 410 bps year-over-year and 80 bps sequentially due to higher incentives and lower average sales prices. However, our gross margins remained the highest in the public homebuilding industry, and we have successfully maintained gross margins in excess of 30% for nine consecutive quarters. ”

“Net new orders grew 6.2% year-over-year to 908 units, marking our strongest second quarter on record,” continued Mr. Brickman. “Moreover, our monthly sales pace remained steady year-over-year at approximately 3.0 sales per community. Incentives for new orders rose 320 bps year-over-year and 100 bps sequentially to 7.7%. Operationally, we achieved a major milestone by reducing our average construction cycle times to under 5 months. In particular, Trophy’s average cycle time was only 3.5 months.”

Mr. Brickman added, “While affordability and the sales environment became more challenging in the second quarter, we remain laser focused on executing our long-term strategies and delivering value to our shareholders, all while staying agile in response to evolving market conditions. Year-to-date, we invested $109 million in land acquisition and $139 million in land development. For 2025, we continue to expect full-year land development spending to be about $300 million. With a high-quality land position of over 40,000 lots, we remain extremely disciplined and selective on land acquisitions. In addition, we continued to return capital to our shareholders by repurchasing approximately $44 million of common stock during the second quarter at an average cost of $58.24 per share. Year-to-date, we have repurchased a total of $60 million in shares, with $40 million remaining under the current buyback authorization.”

Mr. Brickman concluded, “At the end of the second quarter, our net debt to total capital ratio was 9.4% and our debt to total capital ratio was only 14.4%, the lowest level since 2015. The weighted average interest rate on our long-term notes was 3.4%. With the backbone of an investment grade balance sheet and our strategic land advantages, we believe Green Brick is poised to navigate near-term market headwinds successfully and capitalize on long-term demographic trends leading to growing demand for housing in our markets.”

Results for the Quarter Ended June 30, 2025:

(Dollars in thousands, except per share data)	Three Months Ended June 30,
	2025	2024	Change
New homes delivered	1,042	987	5.6%

Total revenues	$549,147	$560,631	(2.0)%
Total cost of revenues	381,633	370,965	2.9%
Total gross profit	$167,514	$189,666	(11.7)%
Income before income taxes	$112,288	$139,177	(19.3)%

Net income attributable to Green Brick Partners, Inc.	$81,948	$105,358	(22.2)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.85	$2.32	(20.3)%

Residential units revenue	$547,109	$547,138	—%
Average sales price of homes delivered	$525.1	$554.2	(5.3)%
Homebuilding gross margin percentage	30.4%	34.5%	-410 bps
Selling, general and administrative expenses as a percentage of residential units revenue	10.9%	10.5%	40 bps

Backlog revenue	$516,183	$650,349	(20.6)%
Homes under construction	2,204	2,229	(1.1)%

Results for the Six Months Ended June 30, 2025:

(Dollars in thousands, except per share data)	Six Months Ended June 30,
	2025	2024	Change
New homes delivered	1,952	1,808	8.0%

Total revenues	$1,046,768	$1,007,969	3.8%
Total cost of revenues	723,469	670,046	8.0%
Total gross profit	$323,299	$337,923	(4.3)%
Income before income taxes	$218,436	$254,810	(14.3)%
Net income attributable to Green Brick Partners, Inc.	$157,007	$188,659	(16.8)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$3.52	$4.14	(15.0)%

Residential units revenue	$1,042,426	$990,422	5.3%
Average sales price of homes delivered	$534.0	$547.6	(2.5)%
Homebuilding gross margin percentage	30.8%	34.0%	-320 bps
Selling, general and administrative expenses as a percentage of residential units revenue	11.0%	10.9%	10 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our second quarter ended June 30, 2025 at 12:00 p.m. Eastern Time on Thursday, July 31, 2025. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/670549521

A telephone replay of the call will be available through August 30, 2025. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Residential units revenue	$547,109	$547,138	$1,042,426	$990,422
Land and lots revenue	2,038	13,493	4,342	17,547
Total revenues	549,147	560,631	1,046,768	1,007,969
Cost of residential units	380,656	358,183	721,277	653,496
Cost of land and lots	977	12,782	2,192	16,550
Total cost of revenues	381,633	370,965	723,469	670,046
Total gross profit	167,514	189,666	323,299	337,923
Selling, general and administrative expenses	(59,772)	(57,602)	(114,667)	(108,172)
Equity in income of unconsolidated entities	511	1,186	984	3,778
Other income, net	4,035	5,927	8,820	21,281
Income before income taxes	112,288	139,177	218,436	254,810
Income tax expense	22,957	23,896	45,180	48,738
Net income	89,331	115,281	173,256	206,072
Less: Net income attributable to noncontrolling interests	7,383	9,923	16,249	17,413
Net income attributable to Green Brick Partners, Inc.	$81,948	$105,358	$157,007	$188,659

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.86	$2.34	$3.53	$4.18
Diluted	$1.85	$2.32	$3.52	$4.14
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	43,770	44,760	44,103	44,826
Diluted	43,824	45,154	44,188	45,277

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$112,459	$141,543
Restricted cash	33,334	18,153
Receivables	41,997	13,858
Real estate inventory:
Inventory owned	1,807,854	1,771,203
Consolidated inventory related to VIE	169,057	166,529
Total inventory	1,976,911	1,937,732
Investments in unconsolidated entities	82,342	60,582
Right-of-use assets - operating leases	6,826	7,242
Property and equipment, net	5,515	6,551
Earnest money deposits	15,407	13,629
Deferred income tax assets, net	13,984	13,984
Intangible assets, net	239	282
Goodwill	680	680
Other assets	25,575	35,758
Total assets	$2,315,269	$2,249,994
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$78,830	$59,746
Accrued expenses	102,632	110,068
Customer and builder deposits	39,635	37,068
Lease liabilities - operating leases	7,935	8,343
Borrowings on lines of credit, net	2,183	22,645
Senior unsecured notes, net	274,281	299,090
Notes payable	14,871	14,871
Total liabilities	520,367	551,831
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	45,967	44,709
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	47,603	47,603
Common stock, $0.01 par value: 100,000,000 shares authorized; 43,565,098 issued and outstanding as of June 30, 2025 and 44,498,097 issued and outstanding as of December 31, 2024, respectively	436	445
Additional paid-in capital	244,006	244,653
Retained earnings	1,433,328	1,332,714
Total Green Brick Partners, Inc. stockholders’ equity	1,725,373	1,625,415
Noncontrolling interests	23,562	28,039
Total equity	1,748,935	1,653,454
Total liabilities and equity	$2,315,269	$2,249,994

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Change	%	2025	2024	Change	%
Home closings revenue	$547,109	$546,948	$161	—%	$1,042,426	$990,042	$52,384	5.3%
Mechanic’s lien contracts revenue	—	190	(190)	(100.0)%	—	380	(380)	(100.0)%
Residential units revenue	$547,109	$547,138	$(29)	—%	$1,042,426	$990,422	$52,004	5.3%
New homes delivered	1,042	987	55	5.6%	1,952	1,808	144	8.0%
Average sales price of homes delivered	$525.1	$554.2	$(29.1)	(5.3)%	$534.0	$547.6	$(13.6)	(2.5)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Change	%	2025	2024	Change	%
Lots revenue	$2,038	$790	$1,248	158.0%	$4,342	$4,844	$(502)	(10.4)%
Land revenue	—	12,703	(12,703)	(100.0)%	—	12,703	(12,703)	(100.0)%
Land and lots revenue	$2,038	$13,493	$(11,455)	(84.9)%	$4,342	$17,547	$(13,205)	(75.3)%
Lots closed	18	8	10	125.0%	42	71	(29)	(40.8)%
Average sales price of lots closed	$113.2	$98.8	$14.4	14.6%	$103.4	$68.2	$35.2	51.6%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Change	%	2025	2024	Change	%
Net new home orders	908	855	53	6.2%	2,014	1,926	88	4.6%
Revenue from net new home orders	$469,119	$471,807	$(2,688)	(0.6)%	$1,062,725	$1,085,191	$(22,466)	(2.1)%
Average selling price of net new home orders	$516.7	$551.8	$(35.1)	(6.4)%	$527.7	$563.4	$(35.7)	(6.3)%
Cancellation rate	9.9%	9.2%	0.7%	7.6%	7.9%	6.5%	1.4%	21.5%
Absorption rate per average active selling community per quarter	8.9	8.5	0.4	4.7%	9.7	9.8	(0.1)	(1.0)%
Average active selling communities	102	101	1	1.0%	104	98	6	6.1%
Active selling communities at end of period	102	105	(3)	(2.9)%
Backlog revenue	$516,183	$650,349	$(134,166)	(20.6)%
Backlog units	730	889	(159)	(17.9)%
Average sales price of backlog	$707.1	$731.6	$(24.5)	(3.3)%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	June 30, 2025			December 31, 2024
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	3,841	723	4,564	3,932	790	4,722
Lots in communities under development	25,345	1,759	27,104	22,524	1,670	24,194
Land held for future development(1)	3,800	—	3,800	3,800	—	3,800
Total lots owned	32,986	2,482	35,468	30,256	2,460	32,716

Lots controlled
Lots under option contracts	504	121	625	806	—	806
Land under option for future development	1,170	266	1,436	1,091	349	1,440
Lots under option through unconsolidated development joint ventures	2,564	107	2,671	2,614	255	2,869
Total lots controlled	4,238	494	4,732	4,511	604	5,115
Total lots owned and controlled (2)	37,224	2,976	40,200	34,767	3,064	37,831
Percentage of lots owned	88.6%	83.4%	88.2%	87.0%	80.3%	86.5%

(1) Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of June 30, 2025 and December 31, 2024.

	June 30, 2025	December 31, 2024
Total lots owned(1)	35,468	32,716
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	1,436	1,440
Lots under option through unconsolidated development joint ventures	2,671	2,869
Total lots self-developed	39,575	37,025
Self-developed lots as a percentage of total lots owned and controlled(1)	98.4%	97.9%

(1) Total lots owned includes finished lot purchases, which were less than 1.3% of total lots self-developed as of June 30, 2025.

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and six months ended June 30, 2025 and 2024 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Residential units revenue	$547,109	$547,138	$1,042,426	$990,422
Less: Mechanic’s lien contracts revenue	—	(190)	—	(380)
Home closings revenue	$547,109	$546,948	$1,042,426	$990,042
Homebuilding gross margin	$166,453	$188,893	$321,149	$336,810
Homebuilding gross margin percentage	30.4%	34.5%	30.8%	34.0%

Homebuilding gross margin	166,453	188,893	321,149	336,810
Add back: Capitalized interest charged to cost of revenues	2,605	3,067	4,838	5,751
Adjusted homebuilding gross margin	$169,058	$191,960	$325,987	$342,561
Adjusted homebuilding gross margin percentage	30.9%	35.1%	31.3%	34.6%

Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of June 30, 2025:

	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$291,335	$(112,459)	$178,876
Total Green Brick Partners, Inc. stockholders’ equity	1,725,373	—	1,725,373
Total capitalization	$2,016,708	$(112,459)	$1,904,249

Debt to total capitalization ratio	14.4%
Net debt to total capitalization ratio			9.4%

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a 50% interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title, GRBK Mortgage, and Green Brick Insurance. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit https://greenbrickpartners.com/brands-services/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,”, “poised,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Specifically, these statements reflect our beliefs and expectations regarding (i) our full-year land development spending; (ii) our ability to strengthen our presence in Texas; (iii) our ability adjust pricing in order to meet market demand; (iv) the impact of tariffs on our closing and earnings for 2025; (v) our strategic advantages, including our unique business model and focus on infill and infill-adjacent locations, and the impact on our future results; (vi) our lot and land strategy and its impact on our future financial position; (vii) our ability to successfully implement our growth strategy; (viii) our ability to navigate near-term market headwinds and capitalize on long-term demographic trends; (ix) our future financial and operational performance; and (x) our ability to deliver efficient and cost-effective growth, including our ability to manage costs and cycle times. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in macroeconomic conditions, including increasing interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) significant periods of inflation or deflation; (5) a shortage of labor; (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including the successful development of our communities within expected time frames and the growth and expansion of our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) the geographic concentration of our operations; (10) government regulation risks; (11) adverse changes in the availability or volatility of mortgage financing; (12) severe weather events or natural disasters; (13) difficulty in obtaining sufficient capital to fund our growth; (14) our ability to meet our debt service obligations; (15) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (16) our ability to adequately self-insure; and (17) changes in accounting standards that adversely affect our reported earnings or financial condition. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com